Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EMC INSURANCE GROUP INC. M83222-P58970 EMC INSURANCE GROUP INC. P.O. BOX 712 DES MOINES, IA 50306-0712 ATTN: STEVE WALSH NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2. Approve, by a non-binding advisory vote, the compensation of our named executive officers as disclosed in the proxy statement. 3. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. Stephen A. Crane 1b. Jonathan R. Fletcher 1c. Robert L. Howe 1d. Bruce G. Kelley 1e. Gretchen H. Tegeler 1. Election of Directors VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ! !! ! !! ! !! ! !!The Board of Directors recommends you vote FOR the following:For Against Abstain Nominees: The Board of Directors recommends you vote FOR proposals 2 and 3.! !! ! !! ! !!For Against Abstain

EMC INSURANCE GROUP INC. Annual Meeting of Stockholders Wednesday, May 13, 2015 1:30 PM CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Bruce G. Kelley and Stephen A. Crane, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EMC INSURANCE GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM CDT on Wednesday, May 13, 2015, at the offices of Employers Mutual Casualty Company, 700 Walnut Street, Des Moines, Iowa 50309, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M83223-P58970